AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2009
REGISTRATION NO. 333-151502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENOVA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	95-3056150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1560 West 190th Street
Torrance, CA 90501
(310) 527-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael Staran
Chief Executive Officer
Enova Systems, Inc.
1560 West 190th Street
Torrance, CA 90501
(310) 527-2800
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Donald C. Reinke, Esq.
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, California 94105-3659
(415) 543-8700
Approximate date of commencement of proposed sale to the public: Not applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-151502) shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES
Pursuant to a Registration Statement on Form S-3 (File No. 333-151502) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2008 by Enova Systems, Inc. (the “Company”) and declared effective on June 17, 2008 under the Securities Act of 1933, as amended (the “Securities Act”), the Company registered the resale by certain selling security holders named in the Registration Statement of 1,299,174 shares of the Company’s common stock (the “Shares”).
The Company’s obligation to keep the Registration Statement effective under the terms of the Registration Rights Agreement, dated April 23, 2008, that the Company entered into, a copy of which was filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2008, has terminated. Accordingly, the Company is seeking to deregister that number of Shares that remain unsold under the Registration Statement. Specifically, the Company is seeking to deregister 1,023,700 Shares held by LBI Group Inc. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister 1,023,700 of the Shares originally registered under the Registration Statement that remain unsold and to terminate the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 30th day of December, 2009.

ENOVA SYSTEMS, INC.
By:	/s/ Jarett Fenton
Jarett Fenton
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Michael Staran	Chief Executive Officer and Director	December 30, 2009

Michael Staran	(Principal Executive Officer)

/s/ Jarett Fenton	Chief Financial Officer	December 30, 2009

Jarett Fenton	(Principal Financial and Accounting Officer)

*	Director	December 30, 2009

John J. Micek

*	Director	December 30, 2009

Edwin O. Riddell

*	Director	December 30, 2009

John R. Wallace

*	Director	December 30, 2009

Roy S. Roberts

*	Director	December 30, 2009

Richard Davies

* By:	/s/ Jarett Fenton
Jarett Fenton
Attorney-in-Fact